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                                                                     EXHIBIT 4.4

                              THE PMI GROUP, INC.
                      Nonqualified Stock Option Agreement

The PMI Group, Inc. (the "Company") hereby grants you, [NAME] (the "Employee"), a stock option under the Company's Equity Incentive Plan (the "Plan"), to purchase shares of common stock of the Company ("Stock"). The date of this Agreement is [MONTH, DAY, YEAR]. The latest date this option will expire is [MONTH, DAY, YEAR (10 yrs. after grant)] (the "Expiration Date"). Subject to the provisions of the Plan, the principal features of this option are as follows:

  MAXIMUM NUMBER OF SHARES
  PURCHASABLE WITH THIS OPTION:                    PRICE PER SHARE: $
  ----------------------------      ---------      ---------------   ---------

        SCHEDULED VESTING DATES:           NUMBER OF SHARES
        -----------------------            ----------------

            [month, day, year]
                                                ------
            [month, day, year]
                                                ------
            [month, day, year]
                                                ------

            EVENT TRIGGERING                           MAXIMUM TIME TO EXERCISE
           Option Termination                           AFTER TRIGGERING EVENT*
           ------------------                           ----------------------

  Termination of Employment (except as shown below)             3 months
  Termination of Employment due to Disability                   2 years
  Termination of Employment due to Retirement
    (age 65 or over)                                            5 years
  Termination of Employment due to Death                        2 years


                                   IMPORTANT
                                   ---------

     IT IS YOUR RESPONSIBILITY TO EXERCISE THIS OPTION BEFORE IT EXPIRES. *However, in no event may this option be exercised after the Expiration Date (see above).

Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in the Plan.

THE PMI GROUP, INC.                 EMPLOYEE


---------------------------------   ---------------------------------------
Signature/Title                     [NAME]


Date:                               Date:
      ---------------------------         ---------------------------------

         (Please return to Charles Broom, Human Resources Department, by [month, day, year])